Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•Registration Statement No. 333-233862 on Form S-8 dated September 20, 2019 pertaining to the registration of 2,530,000 shares under The Andersons, Inc. 2019 Long-Term Incentive Compensation Plan 2004 Employee Share Purchase Plan Restated and Amended January 2019;
•Registration Statement No. 333-228957 on Form S-8 dated December 21, 2018 pertaining to the registration of 650,000 shares under the Lansing Acquisition 2018 Inducement and Retention Plan; and
•Registration Statement No. 333-202442 on Form S-8 dated March 2, 2015 pertaining to the registration of 1,750,000 shares under the Company’s 2014 Long-Term Incentive Compensation Plan;
of our reports dated February 24, 2022, relating to the financial statements of The Andersons, Inc. and the effectiveness of The Andersons, Inc. internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Andersons, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
February 24, 2022